EXHIBIT 99.3



                             FORM OF CLIENT LETTER



                                  CILCORP INC.
                             OFFER TO EXCHANGE ALL
         8.700% SENIOR NOTES DUE 2009 FOR 8.700% SENIOR NOTES DUE 2009
  WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

         9.375% SENIOR BONDS DUE 2029 FOR 9.375% SENIOR BONDS DUE 2029 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
               PURSUANT TO THE PROSPECTUS, DATED [      ], 1999


TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus, dated [ ], 1999 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of CILCORP Inc. (the "Company") to exchange its outstanding 8.700% Senior Notes due 2009 (the "Old Notes") for 8.700% Senior Notes due 2009 which have been registered under the Securities Act of 1933, as amended (the "New Notes"), and to exchange its outstanding 9.375% Senior Bonds due 2029 (the "Old Bonds" and together with the Old Notes the "Old Securities") for 9.375% Senior Bonds due 2029 which have been registered under the Securities Act of 1933, as amended (the "New Bonds" and together with the New Notes the "New Securities"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of October 18, 1999, by and among Midwest Energy, Inc. and the initial purchasers referred to therein, which agreement the Company has assumed as the surviving entity in its merger with Midwest Energy.

     This material is being forwarded to you as the beneficial owner of the Old Securities held by us for your account but not registered in your name. A TENDER OF SUCH OLD SECURITIES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ ], 1999, unless extended by the Company. Any Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1.   The Exchange Offer is for any and all Old Securities.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Old Securities from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4.   The Exchange Offer expires at 5:00 p.m., New York City time, on
               [               ], 1999, unless extended by the Company.

     If you wish to have us tender your Old Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD SECURITIES.


                          INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CILCORP Inc. with respect to its Old Securities.

     This will instruct you to tender the Old Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Securities held by you for my account as indicated below:



                                                  (AGGREGATE PRINCIPAL AMOUNT OF OLD SECURITIES)
      8.700% Senior Notes due 2009                $
      9.375% Senior Bonds due 2029                $

 [ ]  Please do not tender any Old Securities
      held by you for my account.
      Dated:


Signature(s):

---------------------------------------------------------------
Print Name(s) here:

---------------------------------------------------------------
(Print Address(es)):

---------------------------------------------------------------
(Area Code and Telephone Number(s)):

--------------------------------------------
(Tax Identification or Social Security Number(s)):

--------------------------------------------

     None of the Old Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Securities held by us for your account.

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